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Exhibit 23.1






                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (File Nos. 333-57577, 333-61780, 333-75479 and 333-34261)
of Kendle International Inc. of our report dated February 11, 2003 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers LLP



Cincinnati, Ohio
March 31, 2003